UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2015

TE CONNECTIVITY LTD.

(Exact name of registrant as specified in its charter)

Switzerland	98-0518048
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-33260

(Commission File Number)

Rheinstrasse 20

CH-8200 Schaffhausen

Switzerland

(Address of Principal Executive Offices, including Zip Code)

+41 (0)52 633 66 61

(Registrant’s telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On December 20, 2013, TE Connectivity Ltd. (the “Company”) entered into formal employment contracts (the “fiscal 2014 employment contracts”) with a number of executive officers, including its named executive officers. Those employment contracts will expire on December 31, 2015 and memorialized without change the current terms and conditions of each executive officer’s employment with the Company, including his or her right to participate in the TE Connectivity Severance Plan for U.S. Executives (the “Severance Plan”) and the TE Connectivity Change in Control Severance Plan for Certain U.S. Executives (the “CIC Plan”). Under the then recently adopted Swiss Ordinance Against Excessive Compensation, severance payments for certain executive officers were prohibited effective January 1, 2014, unless the right to receive the severance benefits was contained in an employment contract entered into before January 1, 2014. As a result of the formal employment contracts, members of the executive management continued to be eligible to receive severance benefits under the Severance Plan and CIC Plan through December 31, 2015.

On December 15, 2015, the Company entered into new employment contracts (the “fiscal 2016 employment contracts”) with the members of the executive management, including the named executive officers named below, which will be effective January 1, 2016 and replace the fiscal 2014 employment contracts. The fiscal 2016 employment contracts are substantially similar to the fiscal 2014 employment contracts, except that executives will not receive any severance benefits and do not participate in the Severance Plan or the CIC Plan.  Under the fiscal 2016 employment contracts, the notice period for a termination by the Company without cause can be up to twelve months, and the executive will also receive twelve months’ pay as consideration for non-compete and non-solicitation covenants.  The fiscal 2016 employment contracts do not have a termination date.  For a description of the terms of the employment agreements with each of Messrs. Lynch, Hau, Curtin, Donahue and Merkt, see the sections entitled “Compensation Discussion and Analysis” and “Executive Officer Compensation” of the Company’s Preliminary Proxy Statement filed with the Securities and Exchange Commission on December 16, 2015.  For a description of the terms of the employment agreement with Mr. Shaddock, see the sections entitled “Compensation Discussion and Analysis” and “Executive Officer Compensation” of the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on January 14, 2015.

The foregoing description of the fiscal 2016 employment contracts is qualified in its entirety by reference to each employment agreement attached hereto as Exhibit 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
10.1	Employment Agreement between Thomas J. Lynch and Tyco Electronics Corporation dated December 15, 2015
10.2	Employment Agreement between Terrence R. Curtin and Tyco Electronics Corporation dated December 15, 2015
10.3	Employment Agreement between Robert W. Hau and Tyco Electronics Corporation dated December 15, 2015
10.4	Employment Agreement between Joseph B. Donahue and Tyco Electronics Corporation dated December 15, 2015
10.5	Employment Agreement between Robert N. Shaddock and Tyco Electronics Corporation December 15, 2015
10.6	Employment Agreement between Steven T. Merkt and Tyco Electronics Corporation dated December 15, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 16, 2015	TE CONNECTIVITY LTD.

	By:	/s/ Harold G. Barksdale
		Name:	Harold G. Barksdale
		Title:	Corporate Secretary